Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of March 1, 2024 (this “Amendment”), among GBDC 3 Funding LLC, as borrower (the “Borrower”), Golub Capital BDC 3, Inc., as servicer (the “Servicer”), Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”), as agent (in such capacity, an “Agent”) and as a committed lender (in such capacity, a “Lender”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, Golub Capital BDC 3, Inc., as equityholder, the Servicer, the Collateral Agent, the Collateral Custodian, the Facility Agent and each Agent and Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 10, 2019 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Facility Agent, the collateral agent, the collateral custodian and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.         Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.         Amendments to the Loan Agreement. The Loan Agreement is hereby amended to:

(a)            delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1.          This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)            the execution and delivery of this Amendment by each party hereto;

(b)            the Facility Agent’s receipt of the legal opinion of Dechert LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(c)            a good standing certificate of the Borrower from its jurisdiction of formation and a copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby; and

(d)            all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1.          The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.         Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT and any dispute, suit, action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, relating to or arising out of this amendment, THE LOAN AGREEMENT (AS AMENDED) or the transactions contemplated hereby SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 5.2.        Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.        Ratification; No Waiver. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan Agreement or constitute a waiver of any provision of any other agreement.

SECTION 5.4.        Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures (including signatures in accordance with the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act) appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5.        Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GBDC 3 FUNDING LLC, as Borrower

By: Golub Capital BDC 3, Inc., as designated manager

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

[Signature Page to Amendment to LFSA]

GOLUB CAPITAL BDC 3, INC., as Servicer

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Thorben Wedderien
	Name:	Thorben Wedderien
	Title:	Vice President

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Thorben Wedderien
	Name:	Thorben Wedderien
	Title:	Vice President

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Collateral Custodian

By:	/s/ Doriana Bercea
	Name:	Doriana Bercea
	Title:	Assistant Vice President

By:	/s/ Bruno Sad
	Name:	Bruno Sad
	Title:	Assistant Vice President

[Signature Page to Amendment to LFSA]

Exhibit A

CONFORMED LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION

Conformed through Amendment No. ~~6~~7 to LFSA, dated ~~June 8~~March 1, ~~2023~~2024

LOAN FINANCING AND SERVICING AGREEMENT dated as of September 10, 2019

GBDC 3 FUNDING LLC,
as Borrower

GOLUB CAPITAL BDC 3, INC.,
as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION

SUBSIDIARIES,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Collateral Custodian

does not appear on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as three (3) months, or if such date is not a Business Day, then on the immediately preceding Business Day. Notwithstanding the foregoing, if the CDOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the CDOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in Canadian credit markets for similar types of facilities (including collateralized loan obligation transactions).

“Change of Control” means the occurrence and continuation of any of the following: (a) the management agreement between GC Advisors LLC and Golub Capital BDC 3, Inc. (or any successor or surviving entity thereof, including pursuant to a Permitted BDC Merger) shall fail to be in full force and effect; (b) the creation or imposition of any Lien on any limited liability company membership interest in the Borrower; (c) the failure by the Equityholder to own 100% of the limited liability company membership interests in the Borrower; or (d) the dissolution, termination or liquidation in whole or in part, transfer or other disposition (which shall not include a Permitted BDC Merger or any other merger consummated in accordance with Section  7.5(i)) in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, Golub Capital BDC 3, Inc.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in Section 12.2.

“Collateral Agent” means Deutsche Bank Trust Company Americas, solely in its capacity as collateral agent hereunder, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent, the Collateral Custodian and the Borrower and hereby acknowledged by the Servicer and the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557); and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means (a) the EU Securitization Regulation; and (b) all supplementary regulatory technical standards and implementing technical standards in relation thereto ~~or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation~~ and, in each case, any official binding guidance published in relation thereto by the European Supervisory Authorities or the European Commission, in each case as amended and in effect from time to time.

“EURIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to three (3) months as of 11:00 a.m., Brussels time, two (2) Business Days prior to the first day of such Accrual Period; provided that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to three (3) months are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months. Notwithstanding the foregoing, if the EURIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the EURIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally

Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Golub BDC CLO” means (i) each special purpose vehicle (including those structured as total return swaps) approved by the Facility Agent, (ii) any future borrower under a credit facility or total return swap undertaken by Golub Capital BDC 3, Inc. or an Affiliate thereof and which has been approved in the sole discretion of the Facility Agent for purposes of this definition or (iii) any future special purpose vehicles that are wholly or partly owned subsidiaries of Golub Capital BDC 3, Inc. or an Affiliate thereof.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $625,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances Outstanding.

“Facility Termination Date” means the earliest of (i~~) the date that is three (3) years after the last day of the Revolving Period~~March 10, 2027, (ii) the date on which the Equityholder ceases to exist and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

~~“Fifth Amendment Effective Date” means March 8, 2023.~~

“First Lien Broadly Syndicated Loan” means any First Lien Loan that (i) is a broadly syndicated commercial loan, (ii) as of the related Cut-Off Date has a first lien tranche size of $250,000,000 or greater, (iii) as of the related Cut-Off Date, the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $50,000,000 or such lower amount as set forth in the applicable Asset Approval Request (as approved by the Facility Agent in accordance with the definition thereof or the Facility Agent and the Equityholder if the Servicer is not an Affiliate of the Equityholder) (after giving pro forma effect to any acquisition in connection therewith) and (iv) as of the related Cut-Off Date, it is (A) either rated (publicly or with a private rating letter or the equivalent thereof) by S&P, Moody’s or Fitch (or the relevant Obligor is rated by S&P, Moody’s or Fitch) and such ratings are not lower than “B3” by Moody’s, “B-” by S&P and “B-” by Fitch respectively and (B) actively quoted by two (2) Approved Broker Dealers for a position in an amount at least equal to the amount of such First Lien Loan and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service.

“First Lien Loan” means any Loan that (i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the specified collateral or the enterprise value securing the Loan (and the ability to generate cash flow) on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, any Loan (other than a Multiple of Recurring Revenue Loan) which does not otherwise satisfy this definition shall be treated as a First Lien Loan if such Loan is only subordinated to obligations of the related Obligor that (1) do not (collectively) exceed an amount equal to the product of (i) 25% multiplied by (ii) the aggregate principal amount of such obligations and (2) do not represent more than 1.0x of leverage of such Obligor, as reasonably determined by the Facility Agent.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 9.34.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as of the related Cut-Off Date as calculated by the Servicer in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Asset Approval Request (and approved in the related Asset Approval Notice).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning set forth in Section 15.9(a). “Participant Register” has the meaning set forth in Section 15.9(c).

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the applicable Loan Party’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted BDC Merger” has the meaning set forth in Section 7.5(i).

“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:

B = the product of (A) the positive difference (if any) of (I) 2.0x of the Aggregate Unfunded Amount minus (II) the Unrestricted Cash of the Equityholder multiplied by (B) 50%; and

C = the fraction (expressed as a percentage) of the Aggregate Unfunded Equity Amount over the Aggregate Unfunded Amount.

“Revolving Liquidity Test” means a test that will be satisfied on any date of determination if the lowest of (A) the Facility Amount, (B) the Borrowing Base (calculated assuming a Revolving Liquidity Adjustment Amount of zero) and (C) the Maximum Availability exceeds the Advances outstanding by an amount at least equal to the Aggregate Unfunded Equity Amount.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Loan.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~March~~April 10, 2024 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5, or (iii) the occurrence of an Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower ~~or (iv) the three (3) month anniversary of the Fifth Amendment Effective Date if the Article 7 Amendment has not yet been executed by such date~~.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.30. “Sanctions” has the meaning set forth in Section 9.30.

“Sanctions Target” has the meaning set forth in Section 9.30.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if the sum of Daily Simple SONIA and the SONIA Adjustment is less than 0.0%, SONIA shall be deemed to be 0.0% for purposes of this Agreement.

(e)             ERISA. The Servicer shall give the Facility Agent and each Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(f)             Compliance with Collateral Obligations and Servicing Standard. The Servicer, at its expense, shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations.

(g)            Maintain Records of Collateral Obligations. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to such Loan Party, the Servicer’s master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of any Loan Party and the Collateral Agent in such Collateral Obligation and that such Collateral Obligation is owned by such Loan Party and has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

(h)            [Reserved].

(i)             Mergers. The Servicer shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Servicer shall be allowed to merge with any entity so long as either (x) the Servicer remains the surviving entity of such merger and such merger does not result in a Change of Control or (y)  it is merged with any “business development company” (within the meaning of the 1940 Act) managed by GC Advisors LLC or its Affiliates and the merger would not result in non-compliance with the EU Securitization Rules by an SR Lender (a “Permitted BDC Merger”). The Servicer shall give prior written notice of any merger to the Facility Agent; provided that prior written notice shall be deemed provided pursuant to this Section 7.5(i)  upon any public announcement by the Servicer or any party to a Permitted BDC Merger, including any announcement of a proposed merger or definitive merger agreement.

(j)             Servicing Obligations. The Servicer will not (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Facility Agent is not a party without the prior written consent of the Facility Agent, (ii) after the occurrence and during the continuation of an Event of Default or a Servicer Default, agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation or (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents.

(k)            [Reserved].

(l)             Obligor Reports. The Servicer shall furnish to the Facility Agent, with respect to each Obligor: (i) to the extent received by any Loan Party and/or the Servicer